EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Saifun Semiconductors Ltd.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Saifun Semiconductors Ltd. (the "Company") of our report dated August 9, 2005, which appears in the Company's Annual Report on Form 20-F for the year ended December 31, 2005 (File No. 000-51581).

/s/ KPMG Deutch Treuhand-Gesellechaft —————————————————— KPMG DEUTSCHE TREUHAND-GESELLECHAFT AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

Dresden, Germany
February 22, 2007